EXHIBIT 99.1

Contacts:
Raphael Carty
DealerTrack
(516) 734-3777
raphael.carty@dealertrack.com
Keith R. Style
Asbury Automotive Group
(212) 885-2530
investor@asburyauto.com
Stephanie Lowenthal
RF|Binder Partners
(212) 994-7619
stephanie.lowenthal@rfbinder.com
DEALERTRACK SELECTED AS DMS SOLUTIONS PROVIDER
FOR ASBURY AUTOMOTIVE GROUP
NEW YORK, NY and LAKE SUCCESS, NY, Oct. 16, 2007 — DealerTrack Holdings, Inc. (Nasdaq: TRAK) and Asbury Automotive Group, Inc. (NYSE: ABG) today announced that Asbury has selected DealerTrack as its DMS solutions and technology partner.
Asbury’s 124 new vehicle franchises currently use DMS systems from three other providers, but will begin systematically replacing them with DealerTrack’s Arkona DMS in all of its stores as existing agreements expire. Once the new multi-year contract with DealerTrack is fully implemented, Asbury expects to achieve cost savings from the DMS switch alone of over 50% annually.
“We are excited that Asbury chose DealerTrack’s Arkona system not only for the strength of our platforms, but also because our companies share a longer-term vision for automotive retailing - that technology can enhance the entire process for the benefit of both dealers and consumers,” said Mark O’Neil, chairman and chief executive officer of DealerTrack.
Charles R. Oglesby, president and chief executive officer of Asbury, stated, “Mark O’Neil and I both firmly believe that through technology we can provide a better customer experience while creating a more efficient retail operation. In particular, DealerTrack’s DMS solution stands out based on its web-based platform, competitive pricing, and the open access it provides to integrate with other vendors.”

Oglesby continued, “Looking ahead, this is a key step in a longer-term process of implementing a full range of sales, CRM, F&I and other technology solutions — from both DealerTrack and other vendors — and integrating them all into a seamless deal process. We believe this will generate additional ‘hard’ cost savings for Asbury, as well as significant efficiency benefits and improved customer satisfaction.”
O’Neil concluded, “In this competitive situation, with one of the nation’s largest auto retailing groups, the winning solution was the result of the strong combination of our technology and vision. We look forward to partnering with Asbury in our mutual efforts to streamline processes and significantly increase retail efficiencies in the industry.”
About Asbury Automotive Group
Asbury Automotive Group, Inc. (“Asbury”), headquartered in New York City, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 93 retail auto stores, encompassing 124 franchises for the sale and servicing of 35 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.
About DealerTrack
DealerTrack Holdings, Inc. (Nasdaq: TRAK) is a leading provider of on-demand software and data solutions for the U.S. automotive retail industry. Our solutions enable dealers to receive consumer leads, submit credit applications, compare financing and leasing options, sell insurance, vehicle accessories and other aftermarket products, document compliance, and execute financing contracts electronically. In addition, the company provides dealer management systems (DMS) through its Arkona, Inc., subsidiary. Over 22,000 dealers, 425 financing sources, and many other service and information providers are active in the DealerTrack network. For more information, visit www.dealertrack.com.
Safe Harbor for Forward-Looking and Cautionary Statements (DealerTrack)
Statements in this press release regarding DealerTrack, its DMS product, the implementation of the DMS product by Asbury and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: increased competitive pressure from other industry participants, the inability to execute any element of DealerTrack’s business strategy, including the retention of dealers and financing source customers; selling additional products and services to existing and new customers; success in expanding our customer base and product and service offerings and integrating acquisitions; and other risks listed in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2006. These filings can be found at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and we disclaim any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.
Forward-Looking Statements (Asbury)
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, projections and guidance regarding Asbury’s financial position, results of operations, market position, potential future acquisitions and business strategy. These statements are based on management’s current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury’s relationships with vehicle manufacturers and other suppliers, risks associated with Asbury’s indebtedness, risks related to potential future acquisitions, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation and Asbury’s ability to execute certain operational strategies. There can be no guarantees that Asbury’s plans for future operations will be successfully implemented or that they will prove to be commercially successful or that Asbury will be able to continue paying dividends in the future at the current rate or at all. These and other risk factors are discussed in Asbury’s annual report on Form 10-K/A and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
### TRAK-E